FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 23, 2004

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                  0-19649               58-1654960
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)      Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code
(813) 283-7000

Former name or former address (if changed since last report)
NOT APPLICABLE

Item 5.  	OTHER EVENTS.

Sean O'Hara, the registrant's Assistant Treasurer and Corporate Controller, has accepted an offer of employment from HB Sealing Products, Inc., a distributor of hydraulic seals and seal kits for all heavy equipment brands and premium replacement engine and transmission gasket kits based in Clearwater, Florida. Mr. O'Hara will serve that company as its Chief Financial Officer.
His resignation has been reluctantly accepted by the registrant effective as of July 23, 2004.

SIGNATURES

Pursuant to the requirements of the
Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.

By:_________________________________
Name:   Keith E. Sirois
Title:  Director, CEO and President
Dated:  July 23, 2004